SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 AMENDMENT NO. 1

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported)      May 1, 1997
                                                      -----------


                                SSI CAPITAL CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         New York                    000-12893                 14-1623047
 ---------------------------        -----------          -----------------
(State or other jurisdiction        (Commission           (I.R.S. Employer
    of incorporation)               File Number)         Identification No.)

         2901 South Tejon Street, Englewood, Colorado         80110
         --------------------------------------------       ---------
            (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code   (303)783-9499
                                                     --------------

           ------------------------------------------------------------
          (Former name or former address, if changed since last report.)




5649008K.AMD
June 26, 1997

ITEM NO. 7. Financial Statements and Exhibits.

          (a) The following financial statements of OraLabs, Inc. are included as Exhibit F with this filing, which is an amendment to the Form 8-K dated May 1, 1997 and filed on May 14, 1997: OraLabs, Inc. Financial Statements and Report of Independent Certified Public Accountants, December 31, 1996 and 1995, and OraLabs, Inc. Financial Statements and Report of Independent Certified Public Accountants, December 31, 1995 and 1994.

          (b) Unaudited, pro forma combined financial statements respecting SSI Capital Corp. and OraLabs, Inc. are included as Exhibit P.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SSI CAPITAL CORP.
                                           -------------------------------------
                                           Registrant



June 26, 1997                               /s/ Gary H. Schlatter
--------------                              ---------------------
Date                                        Gary H. Schlatter, President


                                       -2-
5649008K.AMD
June 26, 1997

                                  EXHIBIT INDEX


Exhibit Number      Name of Exhibit
--------------      ---------------

F-1 OraLabs, Inc. Financial Statements and Report of Independent Certified Public Accountants, December 31, 1996 and 1995

F-13 OraLabs, Inc. Financial Statements and Report of Independent Certified Public Accountants, December 31, 1995 and 1994.

P Unaudited, pro forma combined financial statements of the Registrant and OraLabs, Inc.





                                       -3-
5649008K.AMD
June 26, 1997

                                  ORALABS, INC.

                              FINANCIAL STATEMENTS

                                       and

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           December 31, 1996 and 1995

                                  ORALABS, INC.
                                  -------------



                                Table of Contents

                                                                         Page
                                                                         ----

Report of Independent Certified Public Accountants                        F-3

Financial Statements:

     Balance Sheet                                                        F-4

     Statements of Income                                                 F-5

     Statement of Changes in Stockholders' Equity                         F-6

     Statements of Cash Flows                                             F-7

     Notes to Financial Statements                                        F-8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



The Board of Directors
Oralabs, Inc.


We have audited the balance sheet of Oralabs, Inc. as of December 31, 1996 and related statements of income, changes in stockholders' equity and cash flows for the two years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oralabs, Inc. as of December 31, 1996 and 1995 and the results of its operations, its changes in stockholders' equity and its cash flows for the two years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.




                                            /s/  SCHUMACHER & ASSOCIATES, INC.
                                            ------------------------------------
                                            Schumacher & Associates, Inc.
                                            Certified Public Accountants
                                            12835 E. Arapahoe Road
                                            Tower II, Suite 110
                                            Englewood, CO 80112

March 26, 1997

                                  ORALABS, INC.
                                  -------------

                                  BALANCE SHEET
                                December 31, 1996

Current Assets
         Cash in bank                                                 $  120,399
         Accounts receivable, net of allowance for
           doubtful accounts of $27,623 (Note 8)                         392,469
         Inventory                                                       450,984
         Prepaid expenses                                                 18,978
                                                                      ----------
           Total Current Assets                                          982,830

Property and equipment, net of accumulated
  depreciation of $117,633 (Note 4)                                      157,822

Other assets                                                                 150
                                                                      ----------
Total Assets                                                          $1,140,802
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities
         Accounts payable and accrued expenses                        $  373,199
                                                                      ----------
           Total Current Liabilities                                     373,199
                                                                      ----------

Commitments (Notes 2,5,6,8 and 10)                                          --

Stockholders' Equity:
         Common stock - $.01 par value,
           1,000 shares authorized;
           999 shares issued and
           outstanding                                                        10
         Additional paid-in capital                                      144,906
         Retained earnings                                               622,688
                                                                      ----------
           Total Stockholders' Equity                                    767,604
                                                                      ----------
Total Liabilities and Stockholders' Equity                            $1,140,803
                                                                      ==========


    The accompanying notes are an integral part of the financial statements.

                                  ORALABS, INC.
                                  -------------

                              STATEMENTS OF INCOME

                                                 For the Years Ended December 31
                                                      1996             1995
                                                   -----------      ------------
Revenue:
      Sales                                        $ 4,985,009      $ 5,447,498
      Cost of sales                                  2,385,076        1,910,469
                                                   -----------      -----------
         Gross Profit                                2,599,933        3,537,029
                                                   -----------      -----------

Operating Expenses
      Salaries and payroll taxes                       432,236          266,796
      Bad debts                                         58,670           69,338
      Rent                                              62,709           24,139
      Commissions                                      201,730          316,273
      Consulting fees                                   88,249          102,397
      Trade shows                                       90,542           65,175
      Depreciation                                      47,466           32,840
      Other operating expenses                         479,175          196,973
                                                   -----------      -----------
        Total Operating Expenses                     1,460,777        1,073,931
                                                   -----------      -----------
Net Operating Income                                 1,139,156        2,463,098
                                                   -----------      -----------

Other Income (Expenses)
      Other income                                      72,273           62,908
      Territory fees                                      --              7,687
      Loss on sale of securities                        (6,038)        (316,560)
      Interest expense                                  (8,284)          (9,965)
                                                   -----------      -----------
        Total Other                                     57,951         (255,930)
                                                   -----------      -----------

Net Income                                         $ 1,197,107      $ 2,207,168
                                                   ===========      ===========

 Net Income per Common Share                       $     1,198      $     2,209
                                                   ===========      ===========

 Weighted Average Shares Outstanding                       999              999
                                                   ===========      ===========






    The accompanying notes are an integral part of the financial statements.



                                                           ORALABS, INC.
                                                           -------------

                                            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                          From December 31, 1994 through December 31, 1996


                                                                  Common Stock           Additional
                                                           --------------------------     Paid-in        Retained
                                                              Shares         Amount        Capital       Earnings         Total
                                                           -----------    -----------    -----------    -----------     ----------

Balance at December 31, 1994                                       999    $        10    $   142,661    $   822,029     $   964,700
Distributions                                                     --             --             --       (2,013,255)     (2,013,255)
Net income for the year ended December 31, 1995
                                                                  --             --             --        2,207,168       2,207,168
                                                           -----------    -----------    -----------    -----------     -----------
Balance at December 31, 1995                                       999             10        142,661      1,015,942       1,158,613
Cash contributed                                                  --             --            2,245           --             2,245
Distributions                                                     --             --             --       (1,590,361)     (1,590,361)
Net income for the year ended December 31, 1996                   --             --             --        1,197,107       1,197,107
                                                           -----------    -----------    -----------    -----------     -----------

Balance at December 31, 1996                                       999    $        10    $   144,906    $   622,688     $   767,604
                                                           ===========    ===========    ===========    ===========     ===========




                   The accompanying notes are an integral part of the financial statements.

                                                          F-6


                                  ORALABS, INC.
                                  -------------

                            STATEMENTS OF CASH FLOWS

                                                 For the Years Ended December 31
                                                      1996             1995
                                                   -----------      -----------

Cash Flows from Operating Activities:
      Net income                                   $ 1,197,107      $ 2,207,168
      Adjustments to reconcile net
       income to net cash used
       in operating activities
        Depreciation                                    47,466           32,840
        Increase (decrease) in accounts
         payable and accrued expenses                  210,463           (2,041)
        Decrease (Increase) in accounts
         receivable                                     56,045         (257,826)
        (Increase) decrease in notes
         receivable                                       --             67,026
(Increase) decrease in inventory                      (173,459)        (189,242)
        Other, net                                         685          (17,564)
                                                   -----------      -----------
  Net Cash Provided by Operating
   Activities                                        1,338,307        1,840,361
                                                   -----------      -----------

Cash Flows from Investing Activities:
      Investments in securities                        175,500         (175,500)
      Margin account payable                          (129,556)         129,556
      Purchases of property and
       equipment                                      (134,480)         (57,514)
                                                   -----------      -----------
  Net Cash (Used in) Investing
   Activities                                          (88,536)        (103,458)
                                                   -----------      -----------

Cash Flows from Financing Activities:
      Additional paid-in capital                         2,245             --
      Stock issued                                        --             23,000
      Distributions                                 (1,590,361)      (2,013,255)
                                                   -----------      -----------
  Net Cash (Used in) Financing
   Activities                                       (1,588,116)      (1,990,255)
                                                   -----------      -----------

Increase (Decrease) in Cash                           (338,345)        (253,352)

Cash, Beginning of Period                              458,744          712,096
                                                   -----------      -----------

Cash, End of Year                                  $   120,399      $   458,744
                                                   ===========      ===========

Interest Paid                                      $     8,284      $     9,965
                                                   ===========      ===========

Income Taxes Paid                                  $      --        $      --
                                                   ===========      ===========

      See accompanying notes are an integral part of the financial statements.

                                  ORALABS, INC.
                                  -------------

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

(1)  Summary of Significant Accounting Policies.
     ------------------------------------------

     This summary of significant accounting policies of Oralabs, Inc, (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     (a) Nature of Operations
         --------------------

         The Company was incorporated under the laws of the state of Colorado on August 10, 1990. The Company manufactures and distributes lip balm and fresh breath products. The Company has selected December 31 as its fiscal year end.

     (b) Cash and Cash Equivalents
         -------------------------

         For purposes of the statement of cash flows, the Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.

     (c) Inventories
         -----------

         Inventories consist of raw materials and finished goods which are carried at the lower of average cost or market value.

     (d) Property and Equipment
         ----------------------

         Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                                                              Years
                                                              -----
         Machinery and equipment                              5 - 7
         Leasehold improvements                                 5

                                  ORALABS, INC.
                                  -------------

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           December 31, 1996 and 1995

(1)   Summary of Significant Accounting Policies, Continued
      -----------------------------------------------------

     (d) Property and Equipment, Continued
         ---------------------------------

         For federal income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     (e) Income Taxes
         ------------

         No provision for income tax has been provided in the financial statements since the Company has elected to be taxed under Subchapter S of the Internal Revenue Code, whereby all income or losses flow through to the stockholder for income tax reporting purposes.

     (f) Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (g) Marketable Securities
         ---------------------

         The Company's investment in marketable securities are considered trading securities since they are bought and held for the purpose of selling them in the near term. Unrealized holding gains and losses for trading securities have been included in the statement of operations with realized gains and losses.

                                  ORALABS, INC.
                                  -------------

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           December 31, 1996 and 1995

(2)  Marketable Securities
     ---------------------

     During the year ended December 31, 1996 the Company's marketable trading securities had been distributed to the Company's shareholders. As of December 31, 1996 the Company had a margin account payable related to these securities totalling $80 shown as a liability in the financial statements. During 1996 the Company incurred $8,284 of interest expense on this margin account.

(3)  Inventories
     -----------

     At December 31, 1996 inventories consisted of the following:

                                                       1996
                                                    ---------
      Raw materials                                 $ 402,778
      Finished goods                                   48,206
                                                    ---------
                                                    $ 450,984
                                                    =========

     Inventories are stated at the lower of cost or market. Cost is determined by the average cost method.


(4)  Property and Equipment
     ----------------------

     Property and equipment at December 31, 1996 are summarized as follows:

                                                      1996
                                                   ----------
           Machinery and equipment                 $  214,501
           Leasehold improvements                      60,954
                                                   ----------
                                                      275,455

           Less accumulated depreciation             (117,633)
                                                   ----------
                                                   $  157,822
                                                   ==========

(5)  Transaction with Related Party
     ------------------------------

     The Company pays the monthly lease payments and all operating expenses for two vehicles used by the Company's president and his spouse who is also an officer of the Company. Lease payments for these two vehicles total approximately $1,150 per month.

                                  ORALABS, INC.
                                  -------------

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           December 31, 1996 and 1995


(6)  Operating Lease
     ---------------

     The Company leases its office and manufacturing facilities under an operating lease for a building owned by the Company's President. The lease commenced September 1, 1995 with monthly payments of $4,000. Effective July 1, 1996 the payment was increased to $5,500 per month based upon additional space being used by the Company. The lease expires September 1, 2000. This lease is a net lease whereby the Company pays all expenses. The Company has incurred $60,954 of leasehold improvements related to this property, which are being amortized on a straight-line basis over the five year term of the lease.

     The following is a schedule by years of future minimum rental payments required under the operating lease as of December 31, 1996:

                           Year Ending
                          December  31,              Amount
                          -------------              ------
                              1997                  $ 66,000
                              1998                    66,000
                              1999                    66,000
                              2000                    44,000
                                                    --------
     Total minimum payments required               $ 242,000
                                                   =========

(7)  Concentration of Business and Credit Risk
     -----------------------------------------

     The Company is engaged primarily in the manufacture and sale of lip balm and breath products throughout North America. The potential for severe financial impact can result from negative effects of economic conditions within the market or geographic area. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty. Since the Company's products are inexpensive, the potential negative effect of changes in economic conditions are less than would be expected for higher priced products of other industries.

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivables. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different industries and geographic locations. As of December 31, 1995, the Company had no significant concentrations of credit risk, other than the Company had $185,678 invested in a mutual fund. While the underlying investment securities of the fund are guaranteed by the U.S. government, the shares of the fund are not guaranteed and therefore are considered to be a concentration of credit risk.

                                  ORALABS, INC.
                                  -------------

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           December 31, 1996 and 1995

(8)  Major Customers
     ---------------

     The Company currently has one customer with net purchases of $433,353 and $615,937 during the years ended December 31, 1996 and 1995 respectively. These purchases represent 9% of the 1996 gross sales revenues and 11% of the 1995 gross revenue.

(9)  Line of Credit
     --------------

     The Company entered into a letter of credit agreement with a bank in the amount of $500,000 which expires April 6, 1997. As of December 31, 1996 the Company had available the entire $500,000 unused line of credit. The initial interest rate was 8.25% per annum to be adjusted periodically based on .5% under the banks prime rate. The line of credit is collateralized by a first line on all of the Company's business assets.

(10) Commitment
     ----------


     The Company has an agreement with an employee whereby compensation paid to the employee equals 2% of sales. In addition, according to the agreement, the employee would receive 2% of the sales price of the Company if the Company is sold. The agreement has a provision that allows for its termination by written notice during a thirty day period each year prior to September 1.

                                  ORALABS, INC.
                                  -------------

                              FINANCIAL STATEMENTS

                                       and

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           December 31, 1995 and 1994

                                  ORALABS, INC.
                                  -------------



                                Table of Contents

                                                                         Page
                                                                         ----

         Report of Independent Certified Public Accountants              F-15

         Financial Statements:

                  Balance Sheet                                          F-16

                  Statements of Income                                   F-17

                  Statement of Changes in Stockholders' Equity           F-18

                  Statements of Cash Flows                               F-19

                  Notes to Financial Statements                          F-20

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Oralabs, Inc.


We have audited the balance sheet of Oralabs, Inc. as of December 31, 1995 and related statements of income, changes in stockholders' equity and cash flows for the two years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oralabs, Inc. as of December 31, 1995 and 1994 and the results of its operations, its changes in stockholders' equity and its cash flows for the two years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.




                                            /S/  SCHUMACHER & ASSOCIATES, INC.
                                            ------------------------------------
                                            Schumacher & Associates, Inc.
                                            Certified Public Accountants
                                            12835 E. Arapahoe Road
                                            Tower II, Suite 110
                                            Englewood, CO 80112

October 4, 1996

                                  ORALABS, INC.
                                  -------------

                                  BALANCE SHEET
                                December 31, 1995

Current Assets
         Cash in bank                                           $  458,744
         Investments                                               175,500
         Accounts receivable, net of allowance for
           doubtful accounts of $57,068 (Note 8)                   448,514
         Inventory                                                 277,525
                                                                ----------
           Total Current Assets                                  1,360,283

Furniture and equipment, net of accumulated
  depreciation of $65,032 (Note 4)                                  46,214
Leasehold improvements, net of accumulated
  amortization of $3,633 (Note 4)                                   26,095

Other assets                                                        18,313
                                                                ----------
Total Assets                                                    $1,450,905
                                                                ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities
         Accounts payable and accrued expenses                  $  162,736
         Margin account payable (Note 2)                           129,556
                                                                ----------
           Total Current Liabilities                               292,292
                                                                ----------
Total Liabilities                                                  292,292
                                                                ----------
Commitments (Notes 2,5,6,8 and 10)                                    --

Stockholders' Equity:
         Common stock - $.01 par value,
           1,000 shares authorized;
           999 shares issued and
           outstanding                                                  10
         Additional paid-in capital                                142,661
         Retained earnings                                       1,015,942
                                                                ----------
           Total Stockholders' Equity                            1,158,613
                                                                ----------
Total Liabilities and Stockholders' Equity                      $1,450,905
                                                                ==========


    The accompanying notes are an integral part of the financial statements

                                  ORALABS, INC.
                                  -------------

                              STATEMENTS OF INCOME
                         For the Years Ended December 31


                                              1995                   1994
                                           -----------            -----------
Revenue:
      Sales                                $ 5,447,498            $ 3,605,680
      Cost of sales                          1,910,469              1,707,630
                                           -----------            -----------
         Gross Profit                        3,537,029              1,898,050
                                           -----------            -----------

Operating Expenses
      Salaries and payroll taxes               266,796                 98,557
      Bad debts                                 69,338                134,846
      Rent                                      24,139                  2,192
      Commissions                              316,273                233,045
      Consulting fees                          102,397                 69,887
      Trade shows                               65,175                 37,412
      Depreciation                              32,840                  2,505
      Other operating expenses                 196,973                194,586
                                           -----------            -----------
        Total Operating Expenses             1,073,931                773,030
                                           -----------            -----------
Net Operating Income                         2,463,098              1,125,020
                                           -----------            -----------

Other Income (Expenses)
      Other income                              62,908                241,372
      Territory fees                             7,687                   --
      Loss on sale of securities              (316,560)                  --
      Interest expense                          (9,965)               (10,326)
                                           -----------            -----------
        Total Other                           (255,930)               231,046
                                           -----------            -----------

Net Income                                 $ 2,207,168            $ 1,356,066
                                           ===========            ===========

 Net Income per Common Share               $     2,209            $     1,357
                                           ===========            ===========

 Weighted Average Shares Outstanding               999                    999
                                           ===========            ===========






    The accompanying notes are an integral part of the financial statements.

                                                            ORALABS, INC.
                                                            -------------

                                            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                          From December 31, 1993 through December 31, 1995


                                                        Common Stock                Additional
                                                        ------------                 Paid-in           Retained
                                                  Shares            Amount           Capital           Earnings            Total
                                                  ------            ------           -------           --------            -----

Balance at December 31, 1993                           999       $        10       $   142,661       $   (34,133)       $   108,538

Distributions                                         --                --                --            (499,904)          (499,904)

Net income for the year
ended December 31, 1994                               --                --                --           1,356,066          1,356,066
                                               -----------       -----------       -----------       -----------        -----------

Balance at December 31, 1994                           999                10           142,661           822,029            964,700

Distributions                                         --                --                --          (2,013,255)        (2,013,255)

Net income for the year
ended December 31, 1995                               --                --                --           2,207,168          2,207,168
                                               -----------       -----------       -----------       -----------        -----------


Balance at December 31, 1995                           999       $        10       $   142,661       $ 1,015,942        $ 1,158,613
                                               ===========       ===========       ===========       ===========        ===========




                             The accompanying notes are an integral part of the financial statements.

                                                            F-18

                                  ORALABS, INC.
                                  -------------

                            STATEMENTS OF CASH FLOWS
                         For the Years Ended December 31


                                                     1995           1994
                                                 -----------    -----------

Cash Flows from Operating Activities:
      Net income                                 $ 2,207,168    $ 1,356,066
      Adjustments to reconcile net
       income to net cash used
       in operating activities
        Depreciation                                  32,840         34,716
        Increase (decrease) in accounts
         payable and accrued expenses                 (2,041)        46,914
        (Increase) in accounts receivable           (257,826)      (107,335)
        (Increase) decrease in notes
         receivable                                   67,026        (66,926)
        (Increase) decrease in inventory            (189,242)       (80,766)
        Other, net                                   (17,564)       (42,212)
                                                 -----------    -----------
  Net Cash Provided by Operating
   Activities                                      1,840,361      1,140,457
                                                 -----------    -----------

Cash Flows from Investing Activities:
      Investments in securities                     (175,500)          --
      Margin account payable                         129,556           --
      Purchases of property and
       equipment                                     (57,514)       (40,172)
                                                 -----------    -----------
  Net Cash (Used in) Investing
   Activities                                       (103,458)       (40,172)
                                                 -----------    -----------

Cash Flows from Financing Activities:
      Stock issued                                    23,000        119,671
      Distributions                               (2,013,255)      (499,904)
                                                 -----------    -----------
  Net Cash (Used in) Financing
   Activities                                     (1,990,255)      (380,233)
                                                 -----------    -----------

Increase (Decrease) in Cash                         (253,352)       720,052

Cash, Beginning of Period                            712,096         (7,956)
                                                 -----------    -----------

Cash, End of Year                                $   458,744    $   712,096
                                                 ===========    ===========

Interest Paid                                    $     9,965    $    10,326
                                                 ===========    ===========

Income Taxes Paid                                $      --      $    --
                                                 ===========    ===========



    The accompanying notes are an integral part of the financial statements.

                                  ORALABS, INC.
                                  -------------

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

(1) Summary of Significant Accounting Policies.
    -------------------------------------------

     This summary of significant accounting policies of Oralabs, Inc, (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     (a) Nature of Operations
         --------------------

         The Company was incorporated under the laws of the state of Colorado on August 10, 1990. The Company manufactures and distributes lip balm and fresh breath products. The Company has selected December 31 as its fiscal year end.


     (b) Cash and Cash Equivalents
         -------------------------

         For purposes of the statement of cash flows, the Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.

     (c) Inventories
         -----------

         Inventories consist of raw materials and finished goods which are carried at the lower of average cost or market value.

     (d) Property and Equipment
         ----------------------

         Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                                                         Years
                                                         -----
                  Machinery and equipment                5 - 7
                  Leasehold improvements                   5

                                  ORALABS, INC.
                                  -------------

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           December 31, 1995 and 1994

(1) Summary of Significant Accounting Policies, Continued
    ------------------------------------------------------

     (d) Property and Equipment, Continued
         ---------------------------------

         For federal income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     (e) Income Taxes
         ------------

         No provision for income tax has been provided in the financial statements since the Company has elected to be taxed under Subchapter S of the Internal Revenue Code, whereby all income or losses flow through to the stockholder for income tax reporting purposes.

     (f) Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (g) Marketable Securities
         ---------------------

         The Company's investment in marketable securities are considered trading securities since they are bought and held for the purpose of selling them in the near term. Unrealized holding gains and losses for trading securities have been included in the statement of operations with realized gains and losses.

                                  ORALABS, INC.
                                  -------------

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           December 31, 1995 and 1994

(2) Marketable Securities
    ----------------------

     As of December 31, 1995 the Company's marketable trading securities totalled $ 175,500, carried at market. Cost of marketable securities totalled $211,520 at December 31, 1995 with unrealized holding losses of $36,020 added to realized loses of $280,540 in the statement of income. As of December 31, 1995 the Company had a margin account payable related to these securities totalling $129,556 shown as a liability in the financial statements. During 1995 the Company incurred $9,965 of interest expense on this margin account.

(3) Inventories
    -----------

     At December 31, inventories consisted of the following:

                                                            1995
                                                         ---------
            Raw materials                                $ 255,533
            Finished goods                                  21,992
                                                         ---------
                                                         $ 277,525
                                                         =========

     Inventories are stated at the lower of cost or market. Cost is determined by the average cost method.


(4) Property and Equipment
    ----------------------

     Property and equipment are summarized by major classifications as follows:

                                                             1995
                                                          ----------
                   Machinery and equipment                   111,246
                   Leasehold improvements                     29,728
                                                          ----------
                                                             140,974
                   Less accumulated
                    depreciation                             (68,665)
                                                          ----------
                                                          $   72,309
                                                          ==========

(5) Transaction with Related Party
    ------------------------------

     The Company pays the monthly lease payments and all operating expenses for two vehicles used by the Company's president and his spouse who is also an officer of the Company. Lease payments for these two vehicles total approximately $1,150 per month.

                                  ORALABS, INC.
                                  -------------

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           December 31, 1995 and 1994


(6) Operating Lease
    ----------------

     The Company leases its office and manufacturing facilities under an operating lease for a building owned by the Company's President. The lease commenced September 1, 1995 with monthly payments of $4,000. Effective July 1, 1996 the payment was increased to $5,500 per month based upon additional space being used by the Company. The lease expires September 1, 2000. This lease is a net lease whereby the Company pays all expenses. The Company has incurred $29,728 of leasehold improvements related to this property, which are being amortized on a straight-line basis over the five year term of the lease.

     The following is a schedule by years of future minimum rental payments required under the operating lease as of December 31, 1995:


                  Year Ending
                  December 31,                            Amount
                  ------------                            ------
                      1996                              $   57,000
                      1997                                  66,000
                      1998                                  66,000
                      1999                                  66,000
                      2000                                  44,000
                                                        ----------
      Total minimum payments required                   $  299,000
                                                        ==========

(7) Concentration of Business and Credit Risk
    -----------------------------------------

     The Company is engaged primarily in the manufacture and sale of lip balm and breath products throughout North America. The potential for severe financial impact can result from negative effects of economic conditions within the market or geographic area. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty. Since the Company's products are inexpensive, the potential negative effect of changes in economic conditions are less than would be expected for higher priced products of other industries.

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivables. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different industries and geographic locations. As of December 31, 1995, the Company had no significant concentrations of credit risk, other than the Company had $488,953 invested in a mutual fund. While the underlying investment securities of the fund are guaranteed by the U.S. government, the shares of the fund are not guaranteed and therefore are considered to be a concentration of credit risk.

                                  ORALABS, INC.
                                  -------------

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           December 31, 1995 and 1994

(8) Major Customers
    ---------------

     The Company currently has one customer with net purchases of $615,937 and $567,258 during the years ended December 31, 1995 and 1994 respectively. These purchases represent 11% of the 1995 gross sales revenues and 15% of the 1994 gross revenue.

(9) Line of Credit
    --------------

     The Company entered into a one year letter of credit agreement with a bank in the amount of $500,000. As of December 31, 1995 the company had available the entire $500,000 unused line of credit. The initial interest rate was 8.25% per annum to be adjusted periodically based on .5% under the banks prime rate. The line of credit is collateralized by a first line on all of the Company's business assets.

(10) Commitment
     ----------

     The Company has an agreement with an employee whereby compensation paid to the employee equals 2% of sales. In addition, according to the agreement, the employee would receive 2% of the sales price of the Company if the Company is sold. The agreement has a provision that allows for its termination by written notice during a thirty day period each year prior to September 1.

                     Index to Pro Forma Financial Statements


                             SSI CAPITAL CORP. (SSI)
                             ORALABS, INC. (ORALABS)


               Pro Forma Combined Financial Statements (Unaudited)




Pro Forma Financial Statements:

          Balance Sheet                                             P-2

          Statements of Operations                                  P-3

          Notes to Pro Forma Financial Statements                   P-5


                                       SSI CAPITAL CORP. (SSI)
                                       ORALABS, INC. (ORALABS)

                                       PRO FORMA BALANCE SHEET
                                            (Unaudited)



                                                                    ORALABS             SSI
                                                                   Pro Forma          Pro Forma
                                                                 March 31, 1997   February 28, 1997   Adjustments    Combined
                                                                 --------------   -----------------  ------------    --------

                                              ASSETS

Current Assets:
         Cash                                                      $   336,843      $   191,933    $      --      $   528,776
         Inventory                                                     329,593             --             --          329,593
         Accounts receivable                                           537,089             --             --          537,089
         Other                                                          25,968             --             --           25,968
                                                                   -----------       -----------    -----------    -----------
           Total Current Assets                                      1,229,493          191,933           --        1,421,426

         Property and equipment, net of accumulated
          depreciation                                                 167,024             --             --          167,024
         Other                                                             150             --             --              150
                                                                   -----------       -----------    -----------    -----------

Total Assets                                                       $ 1,396,667      $   191,933    $      --      $ 1,588,600
                                                                   ===========       ===========    ===========    ===========


                                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Accounts payable and accrued expenses                     $   251,774      $    27,760    $      --      $   279,534
         Accrued commissions                                            27,598             --             --           27,598
                                                                   -----------       -----------    -----------    -----------
           Total Current Liabilities                                   279,372           27,760           --          307,132

Stockholders' Equity
         Common stock                                                       10            1,749    (1)   15,838         17,597
         Additional paid-in capital                                    399,906          182,066    (1)  (35,480)       546,492
         Retained earnings                                             717,379         (19,642)    (1)   19,642        717,379
                                                                   -----------     -----------     ------------    -----------
           Total Stockholders' Equity                                1,117,295          164,173           --        1,281,468
                                                                   -----------      -----------    ------------    -----------

Total Liabilities and Stockholders' Equity                         $ 1,396,667      $   191,933    $      --      $ 1,588,600
                                                                   ===========      ===========    ============    ===========





                      The accompanying notes are an integral part of the proforma financial statements.

                                                          P - 2

                                              SSI CAPITAL CORP. (SSI)
                                              ORALABS, INC. (ORALABS)

                                         PRO FORMA STATEMENTS OF OPERATIONS
                                                    (Unaudited)

                                                  ORALABS           SSI
                                                Three Months   Three Months
                                                Ended March   Ended February    Pro Forma           Pro Forma
                                                  31, 1997      28, 1997       Adjustments           Combined
                                               -------------  ------------    -------------        ------------
REVENUE:
      Sales                                    $  1,719,262   $       --      $       --           $  1,719,262
      Cost of Goods                                 671,451           --              --                671,451
                                               ------------   ------------    ------------         ------------
Gross Profit                                      1,047,811           --              --              1,047,811
                                               ------------   ------------    ------------         ------------


OPERATING EXPENSES:
      Salaries and payroll taxes                    402,048           --              --                402,048
      Depreciation                                   10,490           --              --                 10,490
      Consulting fees-related parties                 1,564           --              --                  1,564
      Commissions                                    72,671           --              --                 72,671
      Bad debts                                       8,596           --              --                  8,596
      Rent                                           16,500           --              --                 16,500
      Trade shows                                    28,178           --              --                 28,178
      Other operating expenses                      102,714          3,197            --                105,911
                                               ------------   ------------    ------------         ------------
                                                    642,761          3,197            --                645,958
                                                 -----------  ------------    ------------         ------------

Operating Income                                    405,050         (3,197)           --                401,853

Other Income (Expenses), Net                          4,784          1,952            --                  6,736
                                               ------------   ------------    ------------

Income before taxes                                 409,834         (1,245)           --                408,589

Income taxes                                           --             --       (2)(159,349)           (159,349)
                                               ------------   ------------    ------------         -----------

Net Income                                     $    409,834   $     (1,245)   $   (159,349)        $    249,240
                                               ============   ============    ============         ============

Net Income per Common Share                                                                        $        .01
                                                                                                   ============

Weighted Number of Common Shares Outstanding                                                         17,596,940
                                                                                                   ============






                The  accompanying   notes  are  an  integral  part  of  the  proforma  financialstatements.


                                                            P - 3





                                              SSI CAPITAL CORP. (SSI)
                                              ORALABS, INC. (ORALABS)

                                         PRO FORMA STATEMENTS OF OPERATIONS
                                                    (Unaudited)

                                                 ORALABS             SSI
                                                Year Ended       Year Ended
                                                 December         November           Pro Forma       Pro Forma
                                                 31, 1996         30, 1996          Adjustments       Combined
                                                 --------         --------          -----------       --------
REVENUE:
      Sales                                    $ 4,985,009       $      --          $      --       $ 4,985,009
      Cost of Goods                              2,385,076              --                 --         2,385,076
                                               -----------       -----------       ------------    ------------
Gross Profit                                     2,599,933              --                 --         2,599,933
                                               -----------       -----------       ------------    ------------


OPERATING EXPENSES:
      Salaries and payroll taxes                   432,236          --                     --           432,236
      Depreciation                                  47,466          --                     --            47,466
      Consulting fees-related parties               88,249          --                     --            88,249
      Commissions                                  201,730          --                     --           201,730
      Bad debts                                     58,670          --                     --            58,670
      Rent                                          62,709          --                     --            62,709
      Trade shows                                   90,542          --                     --            90,542
      Other operating expenses                     479,175         9,575                   --           488,750
                                               -----------   -----------           -----------     ------------
                                                 1,460,777         9,575                   --         1,470,352
                                               -----------   -----------           -----------     ------------

Operating Income                                 1,139,156        (9,575)                  --         1,129,581

Other Income (Expenses), Net                        57,951         7,105                   --            65,056
                                               -----------   -----------            -----------    ------------

Income before taxes                              1,197,107        (2,470)                  --         1,194,637

Income taxes                                          --            (408)           (2)(465,909)      (466,317)
                                               -----------   -----------            -----------     ----------

Net Income                                     $ 1,197,107   $    (2,878)           $  (465,909)    $   728,320
                                               ===========   ===========            ===========     ===========
Net Income per Common Share                                                                         $       .04
                                                                                                    ===========

Weighted Number of Common Shares Outstanding                                                         17,596,940
                                                                                                    ===========

                       The accompanying  notes are an integral part of the proforma financial statements.


                                                            P - 4

                             SSI CAPITAL CORP. (SSI)
                             ORALABS, INC. (ORALABS)

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

 (1) General
     -------

     On May 1, 1997, SSI and ORALABS completed their April 30, 1997 Merger Agreement and Plan of Reorganization, whereby 100% of the outstanding shares of ORALABS was converted into a total of 15,597,399 shares of SSI common stock. This business combination will be accounted for as a reverse acquisition.

 (2) Pro Forma Information
     ---------------------

     The pro forma financial statements give effect to the acquisition by SSI at the beginning of the respective periods.

 (2)  Pro Forma Adjustments
      ---------------------

     (1) This entry gives effect to eliminating ORALABS stockholders' equity and giving the effect of issuing 15,597,399 of SSI common stock pursuant to the merger agreement to the stockholders of ORALABS and 250,000 shares of SSI common stock to certain stockholders of SSI.

     (2) ORALABS was taxed under Subchapter S of the Internal Revenue Code, whereby all income flows through to the stockholder for income tax purposes. This entry gives effect of taxing the income as a regular corporation.




                                      P-5